UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017 (December 30, 2016)

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26745 Malibu Hills Road, Calabasas, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Theodore S. Hanson, Executive Vice President of On Assignment, Inc. (the “Company”) and President of Lab Support, LLC (“Lab Support”), a subsidiary of the Company, was promoted to the position of President of the Company on December 30, 2016. As President, he will be responsible for overseeing our business operations and supporting our strong high-performance culture. In connection with the promotion, effective January 1, 2017, Mr. Hanson will receive a base salary of $600,000, subject to approval of the 2017 budget by the Board of Directors, and a target cash incentive bonus of 75 percent of his base salary and maximum cash incentive bonus opportunity of an additional 75 percent of his base salary for a total opportunity of 150 percent of base salary. Further, Mr. Hanson is receiving an annual RSU grant with a value of approximately $1.3 million today. The grant is fully performance-based over three years, and the structure and vesting is comparable to his prior annual equity grants.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: January 3, 2017	/s/ Jennifer Hankes Painter
Jennifer Hankes Painter
SVP, Chief Legal Officer and Secretary